POWER OF ATTORNEY

I, Andrew Olson, hereby constitute, appoint, authorize and designate each of Kiersten Zaza Botelho,Seth H. Meyer,
Harry Pangas and Rachel Harney as my agent and lawful
attorney in fact,with full power of substitution to:
(1)prepare and sign on my behalf, in my capacity as an
officer and/or director of Hercules Capital, Inc.
the Company,Forms 3, 4, and 5 in accordance with
Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder, and to file the same with the Securities and Exchange Commission and each stock exchange on which the Company?s stock is listed:
(2)	prepare and sign on my behalf any Form 144 Notice under
the Securities Act of 1933, as amended, and file the same
with the Securities and Exchange Commission; and
(3)	take any other action of any type whatsoever in
connection with the foregoing which, in the opinion of such attorney in fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in suchattorneyinfact?s discretion. The undersigned hereby grants to such attorneyinfact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorneyinfact, or such attorneyinfact?s substitute or substitutes,shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned?s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended, or Section 5 of the Securities Act of 1933, as amended, or Rule 144 promulgated under such Act.
This Power of Attorney shall remain in effect until the undersigned is no longer required to file Forms 3, 4, 5 and 144 with respect to the undersigned?s holdings of and transactions in securities issued by the Company,unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this
Power of Attorney to be executed as of this 18th day of May.
SIGNED: /s/Andrew Olson
Andrew Olson